                                                                      Exhibit 10
                                                                      ----------
                                Amendment No. 1
                                     to the
                          1995 Stock Incentive Plan of
                                  AMETEK, Inc.


     WHEREAS, AMETEK, Inc. (the "Corporation") has adopted the 1995 Stock Incentive Plan of AMETEK, Inc. (the "Plan"); and

     WHEREAS, Section 19 of the Plan permits the Corporation to amend the Plan; and

     WHEREAS, the Corporation now desires to amend the Plan in certain respects;

     NOW THEREFORE, the Plan is hereby amended as follows:

     1. Section 3 of the Plan is amended by deleting the third sentence and inserting the following to read in its entirety as follows:

     "A maximum of 10% of the aggregate number of shares, or 220,000 shares, may be awarded as Restricted Shares, Rights and Phantom Stock Awards. A maximum of 3% of the aggregate number of shares, or 66,000 shares, may be awarded, in the aggregate as Options which have been repriced and as Restricted Stock Awards with vesting periods of less than 3 years."


          2. The fifth paragraph of Section 7 of the Plan is amended by deleting the first two sentences and by inserting the following three sentences in their place to read in their entirety as follows:

     "Payment of the amount determined hereunder upon the exercise of Conjunctive Rights or Rights granted without relationship to an Option shall be made solely in cash. At the holder's election, payment of the amount determined hereunder upon the exercise of Alternative Rights granted in connection with an Option may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of exercise of the Rights, or in a combination of cash and Shares. Notwithstanding any other provision of the Plan or of any Option or Rights, upon the exercise of such

     Alternative Rights, the Committee shall have the power at its discretion to disapprove the holder's election as to the form (i.e., cash or Shares, or part in cash and part in Shares) in which payment of the Rights will be made and to substitute therefor payment as it determines."

          3. Subsection (a) of Section 10 of the Plan is amended by deleting "and" from the end of (ii), by renumbering (iii) as (iv) and by inserting a new
(iii) to read in its entirety as follows:

     "(iii) no Restricted Shares shall have a vesting period of less than 3 years except upon the occurrence of such special circumstance or event, as in the opinion of the Committee, merits special consideration."

          4. Section 12 of the Plan is amended to read in its entirety as follows:

          "12. Purchase Price. The purchase price per Share for Restricted
               --------------
     Shares to be purchased pursuant to Restricted Stock Awards, or for the Shares to be purchased pursuant to the exercise of an Option, shall be fixed by the Committee at the time of the grant of the Restricted Stock Award or Option; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an Incentive Stock Option or Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date such Incentive Stock Option or Non-Qualified Stock Option is granted. The Committee may reduce the purchase price per share for shares to be purchased pursuant to the exercise of an outstanding Option only if (i) the purchase price exceeds 100% of the Fair Market Value of a share on the date such Option is exercisable and (ii) a circumstance or event has occurred which, in the opinion of the Committee, warrants such price reduction."


          5. The provisions of this Amendment No. 1 shall be effective as of February 21, 1995.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 30th day of May, 1995.

                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                ---------------------------------------
                                         Robert W. Yannarell, Secretary


Attest:


    /s/ Dorothy M. Misetic
  -----------------------------------
(Seal)Dorothy M. Misetic
      Manager, Corporate Benefits